UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 9, 2016

(Exact name of Registrant as specified in its charter)

Maryland	001-36695	38-3941859
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

214 West First Street, Oswego, NY	13126
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (315) 343-0057

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

On May 9, 2016, Pathfinder Bancorp, Inc. (the "Company") filed a Current Report on Form 8-K (the "Original Form 8-K") reporting that the Company's compensation committee approved the issuance of stock awards to employees, officers and directors of the Company, pursuant to the Pathfinder Bancorp, Inc. 2016 Equity Incentive Plan. This Form 8-K/A is being filed to correct an error in disclosure. The Company granted 86,638 shares of restricted stock units and not restricted stock. The foregoing information is incorporated by reference into Item 7.01 below.

Except as described above, this Form 8-K/A does not modify or update disclosure in the Original Form 8-K. Information not affected by this Form 8-K/A remains unchanged and reflects the disclosures made at the time the Original Form 8-K was filed.

Item 7.01  Regulation FD Disclosure

The Compensation Committee of the Board of Directors of Pathfinder Bancorp, Inc. (the "Company") has approved restricted stock and stock option grants to employees, officers and directors of the Company, pursuant to the Pathfinder Bancorp, Inc. 2016 Equity Incentive Plan (the "Plan").  The Plan was approved previously by the Company's shareholders.  An aggregate of 216,156 stock options and 86,638 shares of restricted stock units were granted.  Generally, grants to directors and employees vest over a five year period and grants to senior officers vest over a seven year period.  The initial estimated full quarter after tax expense of these grants is approximately $49,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PATHFINDER BANCORP, INC.
DATE: May 23, 2017	By:	/s/ Thomas W. Schneider
Thomas W. Schneider
President and Chief Executive Officer